The Procter & Gamble Company
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202

                                                           FOR IMMEDIATE RELEASE
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      PROCTER & GAMBLE CONFIRMS PRIOR EARNINGS GUIDANCE FOR 2003/04 SECOND
                            QUARTER AND FISCAL YEAR
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         CINCINNATI, Dec. 11, 2003 - The Procter & Gamble Company (NYSE:PG)
confirmed previously announced earnings guidance for the current quarter and fiscal year.

         The company also stated it expects sales for the October to December quarter to be the eighth consecutive quarter with sales growth at or above the company's long-term objectives. The company is targeting long-term sales growth of four to six percent, excluding the impact of foreign exchange rates. For the quarter, organic volume growth is expected to be in the seven to eight percent range versus a strong base period of seven percent organic volume growth. Organic volume excludes the estimated impacts of acquisitions and divestitures that affect year-over-year comparisons. The volume growth continues to be led by fabric and home care, health care and developing markets, particularly Russia and China.

         Total sales growth is expected to be in the 14 to 18 percent range for the quarter. This includes approximately a three to four percent benefit from foreign exchange and an additional six to seven percent from acquisitions and divestitures, primarily Wella. It also includes estimated price and mix impacts of minus one to two percent.

         All statements, other than statements of historical fact included in this presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including Wella) and completing planned divestitures (including the potential divestiture of the company's juice business), (3) the ability to manage and maintain key customer relationships;
(4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including successful completion of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About P&G
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         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contact:
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In the US:  1-800-866-PROCTER or 1-866-776-2837
International:  +1-513-945-9087

P&G Investor Relations Contact:
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John P. Goodwin - (513) 983-2414